For  Immediate  Release


            LANTRONIX, INC. REPORTS FISCAL 2004 THIRD QUARTER RESULTS

    RESERVE ADJUSTMENTS REDUCE EPS NET LOSS TO $0.01 AND CONTRIBUTE TO POSITIVE
       INCOME FROM CONTINUING OPERATIONS; FOUR NEW PRODUCT LINES LAUNCHED


     IRVINE, CA, MAY 6, 2004 - Irvine, CA - Lantronix, Inc. (NASDAQ: LTRX) today reported results for its third fiscal quarter ended March 31, 2004:

- Revenues for the three-month period ended March 31, 2004 were $12.3 million, flat with the same period last year when the company recorded $12.3 million in revenues.

- Net loss was reduced to $(553,000), or $(0.01) per share for the third fiscal 2004 quarter, compared with net loss of $(9.9) million, or $(0.18) per share for the same quarter in fiscal 2003. Results for the quarter ended March 31, 2004 included favorable accounting adjustments to previously recorded restructuring reserves, and adjustments to expenses related to the disposition of the Premise business unit during the quarter.

- Cash balance was reduced during the quarter by $390,000, in line with the company's earlier guidance.

- Four new IT Management and Device Networking product lines were launched during the quarter.

     As previously disclosed, the company completed the sale of its Premise subsidiary in the March 2004 quarter, which has been reclassified and is presented as discontinued operations for all periods.

     For the third fiscal quarter ended March 31, 2004, the company reported revenues of $12.3 million and net income from continuing operations of $116,000, or $0.00 per share, compared with revenues of $12.3 million and net loss from continuing operations of $(7.8) million, or $(0.14) per share for the third fiscal 2003 quarter and revenues of $12.5 million and net loss from continuing operations of $(1.5) million, or $(0.03) per share for the prior consecutive quarter ended December 31, 2003.

     Net loss from discontinued operations of the company's Premise subsidiary, which was sold during the quarter, was $(669,000), or $(0.01) per share, and $(2.1) million, or $(0.04) per share for the third fiscal quarters ended March 31, 2004, and 2003, respectively, and $(3.7) million, or $(0.06) per share for the quarter ended December 31, 2003.

     Net loss was $(553,000), or $(0.01) per share, and $(9.9) million, or $(0.18) per share for the third fiscal quarters ended March 31, 2004, and 2003, respectively, and $(5.3) million, or $(0.09) per share for the quarter ended December 31, 2003.

     For the nine month period ended March 31, 2004, Lantronix recorded revenues of $37.0 million and net loss from continuing operations of $(3.7) million, or $(0.07) per share, compared with revenues of $37.6 million and a net loss from continuing operations of $(24.4) million, or $(0.45) per share, for the same period last year.

     Net loss from discontinued operations was $(5.2) million, or $(0.09) per share, and $(4.0) million, or $(0.08) per share for the nine month periods ended March 31, 2004, and 2003, respectively.

     Net loss was $(8.9) million, or $(0.16) per share, and $(28.4) million, or $(0.53) per share for the nine month periods ended March 31, 2004, and 2003, respectively.

     Cash and cash equivalents and marketable securities decreased approximately $390,000 during the quarter ended March 31, 2004, compared with a decrease of $5.5 million for the same period a year earlier, and in line with the company's earlier guidance of less than $1 million. The company borrowed $500,000 from its line of credit to finance a contractual settlement.

     The company settled certain contractual obligations and reduced previously accrued restructuring costs by $2.1 million in the March 2004 quarter.

     During the quarter, the company launched four new IT Management and Device Networking product lines, the most in its 15-year history:

- WiPort , the industry's first wireless device networking solution to offer IEEE 802.11 (WiFi) wireless and wired connectivity in a complete compact integrated module. "We believe the advent of affordable wireless edge technology and infrastructure components serve to eliminate one of the key barriers to widespread adoption of device networking," said Nussbaum. "With the introduction of the WiPort product line, Lantronix is well positioned to capitalize on the explosive growth in wireless infrastructure and applications."

- The SecureBox product family, the world's first and currently only U.S. NIST Advanced Encryption Standard (AES) certified device servers. The AES certification is required for all federal agencies to ensure secure and private electronic transmission of data and is being adopted widely by non-government organizations as well. In late March, the company announced that Honeywell, a global leader in diversified technology and manufacturing, selected the Lantronix Secure Box product family to provide enterprise class security management and access control solutions for the Honeywell Enterprise Building Integrator Suite.

- SecureLinx Remote KVM (Keyboard Video Mouse) product line, offering a cost-effective remote management solution without the hassle of special cabling or proprietary software. "With the launch of the SecureLinx Remote KVM family, Lantronix has established itself as a complete provider of remote management solutions for both Windows and non-Windows operating environments," said Nussbaum.

- The industry's first NEBS Level 3 compliant ActiveLinx console server product line. Level three NEBS is the most rigorous standard developed by the Networking Equipment Building Systems association, which qualifies equipment under extreme environmental conditions for the telecommunications industry.

     "While we experienced flat overall revenue in the March quarter as a result of normal holiday seasonality, year to date revenues from the on-going core IT Management and Device Networking business increased modestly as we simplified the business and exited certain activities," stated Marc Nussbaum, president and CEO. "With a portfolio of new and compelling product lines, continued quarterly double digit growth in sales of our XPort product family, and our improving operational fundamentals, we are confident that Lantronix has the right pieces in place to grow this business going forward."


(a)     FOURTH  FISCAL  2004  QUARTER  OUTLOOK

     The following statements are forward-looking and are based on current expectations. Statements about future revenues, product successes or sales, or cash usage are subject to variations in any specific period. Actual results may differ materially from those described below. The company undertakes no obligation to update this release.

     "With the launch and anticipated market acceptance of our new products, we look forward to continued improvement in our core business and operational fundamentals with cash usage in the range of $1 million in the June quarter," said Nussbaum.

About  Lantronix

     Lantronix, Inc. (Nasdaq: LTRX) is a provider of hardware and software solutions ranging from systems that allow users to remotely manage network infrastructure equipment to technologies that network-enable products and appliances. Lantronix was established in 1989, and its worldwide headquarters are in Irvine, Calif. For more information, visit the company on the Internet at www.lantronix.com.


2.     Cautionary  Note  Regarding  Forward-looking  Statements

     Certain statements in this press release may be considered "forward-looking statements" within the meaning of the federal securities laws. The forward-looking statements include without limitation statements regarding: our ability to grow the business; our continued improvement in our core business and operational fundamentals; and our expected cash usage of approximately $1 million in the fourth quarter of fiscal 2004. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.

     Factors that could affect Lantronix's actual results include, but are not limited to, business and economic conditions and growth trends in our industry and target markets, as well as the geographic regions we serve; variations in customer demand for products and services; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; litigation involving patents, intellectual property, antitrust, stockholder and other matters, including the impact of pending litigation; our ability to successfully manage costs and expenses; new product introductions by our competitors or entry of new competitors into the markets for our products; possible development or marketing delays relating to our product offerings; continued or increased reductions in spending in the networking sector; significant turnover of our key employees; unpredictability of future quarters; possible defects in our product offerings.

     In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and our quarterly reports on Form 10-Q for the quarters ended subsequent to June 30, 2003. All forward-looking statements included in this release are based upon information available to Lantronix as of the date of the release, and we assume no obligation to update any such forward-looking statement to reflect any event or circumstance occurring after the date of this press release.


                                      # # #

Lantronix is a registered trademark of Lantronix, Inc. All other trademarks are properties of their respective owners.


     Media  Contacts:

     Jim  Kerrigan,  CFO
     Lantronix
     949-453-3990



          SELECTED UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                                     MARCH 31,     JUNE 30,
                                                        2004        2003
                                                     ----------  ----------
Cash and cash equivalents and marketable securities  $  12,863   $  14,078
Accounts receivable, net. . . . . . . . . . . . . .      3,891       3,818
Inventories . . . . . . . . . . . . . . . . . . . .      7,357       6,011
Goodwill. . . . . . . . . . . . . . . . . . . . . .      9,488       9,488
Purchased intangible assets, net. . . . . . . . . .      2,561       4,275
Long-term investments . . . . . . . . . . . . . . .      5,007       5,458
Total assets. . . . . . . . . . . . . . . . . . . .     52,606      62,856

Accumulated deficit . . . . . . . . . . . . . . . .   (149,281)   (140,424)
Total stockholders' equity. . . . . . . . . . . . .     31,327      37,717



                UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                THREE MONTHS ENDED   NINE MONTHS ENDED
                                                    MARCH 31,            MARCH 31,

                                                  2004      2003      2004      2003
                                                --------  --------  --------  ---------
Net revenues . . . . . . . . . . . . . . . . .  $12,310   $12,340   $37,009   $ 37,624
Cost of revenues . . . . . . . . . . . . . . .    5,393     9,226    18,292     24,834
                                                --------  --------  --------  ---------

Gross profit . . . . . . . . . . . . . . . . .    6,917     3,114    18,717     12,790
                                                --------  --------  --------  ---------

Operating expenses:
  Selling, general and administrative. . . . .    6,572     7,225    18,027     22,359
  Research and development . . . . . . . . . .    2,042     2,260     5,587      7,367
  Stock-based compensation . . . . . . . . . .       89       490       307      1,270
  Amortization of purchased intangible assets.       29       301       118        557
  Restructuring charges. . . . . . . . . . . .   (2,098)      120    (2,098)     4,938
                                                --------  --------  --------  ---------
    Total operating expenses . . . . . . . . .    6,634    10,396    21,941     36,491
                                                --------  --------  --------  ---------

Income (loss) from operations. . . . . . . . .      283    (7,282)   (3,224)   (23,701)

Interest income (expense), net . . . . . . . .        8        20        43        287
Other income (expense), net. . . . . . . . . .     (103)     (527)     (283)      (935)
                                                --------  --------  --------  ---------

Income (loss) before income taxes. . . . . . .      188    (7,789)   (3,464)   (24,349)

Provision for income taxes . . . . . . . . . .       72        14       208         62
                                                --------  --------  --------  ---------

Income (loss) from continuing operations . . .      116    (7,803)   (3,672)   (24,411)

Loss from discontinued operations. . . . . . .     (669)   (2,118)   (5,185)    (4,034)
                                                --------  --------  --------  ---------

Net loss . . . . . . . . . . . . . . . . . . .  $  (553)  $(9,921)  $(8,857)  $(28,445)
                                                ========  ========  ========  =========

Basic income (loss) per share:
  Income (loss) from continuing operations . .  $  0.00   $ (0.14)  $ (0.07)  $  (0.45)
  Loss from discontinued operations. . . . . .    (0.01)    (0.04)    (0.09)     (0.08)
                                                --------  --------  --------  ---------

Basic net loss per share . . . . . . . . . . .  $ (0.01)  $ (0.18)  $ (0.16)  $  (0.53)
                                                ========  ========  ========  =========

Diluted income (loss) per share:
  Income (loss) from continuing operations . .  $  0.00   $ (0.14)  $ (0.07)  $  (0.45)
  Loss from discontinued operations. . . . . .    (0.01)    (0.04)    (0.09)     (0.08)
                                                --------  --------  --------  ---------

Diluted net loss per share . . . . . . . . . .  $ (0.01)  $ (0.18)  $ (0.16)  $  (0.53)
                                                ========  ========  ========  =========

Weighted average shares (basic). . . . . . . .   57,295    54,919    56,236     54,178
                                                ========  ========  ========  =========
Weighted average shares (diluted). . . . . . .   58,087    54,919    56,236     54,178
                                                ========  ========  ========  =========
